                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

            We consent to the  incorporation  by reference  in the  Registration
Statements (Nos. 333-06705, 333-30042, 333-89096 and 333-114898) on Form S-8 and
in the  Registration  Statement (No.  333-99201) on Form S-3 of our report dated
August 18, 2004 for the years  ended June 30,  2002,  2003 and 2004,  and to the addition of our firm under the caption  "Experts" in the Prospectus,  insofar as it relates to our report on the financial  statements  for the three years ended
June 30, 2004.

                                     /s/ Margolin Winer & Evens LLP
                                     ----------------------------------
                                     Margolin, Winer & Evens LLP

Garden City, New York
September 13, 2004